                                  EXHIBIT (15)


         LETTER IN LIEU OF CONSENT REGARDING REVIEW REPORT OF UNAUDITED
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                         INTERIM FINANCIAL INFORMATION
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P. H. Glatfelter Company:

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited condensed consolidated financial statements of P. H. Glatfelter Company and subsidiaries for the three-month periods ended March 31, 1995 and 1994, as indicated in our report dated April 17, 1995, except for Note 4 as to which the date is May 1, 1995; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, is incorporated by reference in Registration Statements Nos. 33-24858, 33-25884, 33-37198, 33-49660, 33-53338 and 33-54409 on Form S-8.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



Deloitte & Touche LLP
Philadelphia, Pennsylvania
April 17, 1995, except for
Note 4 as to which the date
is May 1, 1995